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AMERICAN ENTERPRISE VARIABLE ANNUITY ACCOUNT
Registration Number 333-20217/811-7195

EXHIBIT INDEX

Exhibit 1.        Resolution of the Executive Committee dated April 1,
                  1997.

Exhibit 10.       Consent of Independent Auditors.

Exhibit 11.       Financial Statement Schedules and Report.

Exhibit 14.       Financial Data Schedules.
                        American Enterprise Variable Annuity Account
                        American Enterprise Life Insurance Company

Exhibit 15.       Power of Attorney dated March 28, 1997.